FERRO CORPORATION

2018 OMNIBUS INCENTIVE PLAN

1. Purpose. The purpose of this 2018 Omnibus Incentive Plan (this “Plan”) is to promote the long-term financial interests and growth of Ferro Corporation and its subsidiaries and affiliated companies (“Ferro”) by:

(a) Attracting and retaining high-quality key employees and Directors;

(b) Further motivating key employees and Directors to achieve Ferro’s short- and long-range performance goals and objectives and act in the best interests of Ferro and its shareholders generally;

(c) Aligning the interests of Ferro’s key employees and Directors with those of Ferro’s shareholders by encouraging their increased ownership of Ferro Common Stock, par value $1.00 per share (“Common Stock”); and

(d) Providing cash and equity compensation components to allow Ferro to offer competitive compensation to its employees.

2. Plan Administration. The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) (or such other committee as the Board may from time to time designate) will administer this Plan. The Committee shall consist of not less than three Directors, all of whom shall be Non-Employee Directors (as defined in Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934) and Outside Directors (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)). If Ferro’s shareholders approve the Plan, the Ferro Corporation 2013 Omnibus Long-Term Incentive Plan (the “Prior Plan”) will terminate in its entirety effective on the date of such approval (the “Approval Date”); provided that all outstanding awards under the Prior Plan as of the Approval Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the Prior Plan. Subject to any limitations established by the Board, in administering this Plan the Committee will have conclusive authority:

(a) To determine the terms and conditions, not inconsistent with the provisions of this Plan, of any Award granted under this Plan and prescribe the form of any agreement or document applicable to any such Award;

(b) To construe and interpret the provisions of this Plan and all Awards granted under this Plan;

(c) To establish, amend, and rescind rules and regulations for the administration of this Plan;

(d) To make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(e) To interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(f) To exercise judgment to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

The Committee will also have such additional authority as the Board may from time to time determine to be necessary or desirable in order to further the purposes of this Plan.

3. Awards to Participants. The Committee will select the employees and Directors of Ferro (“Participants”) who will participate in this Plan and determine the type(s) and number of award(s) (“Awards”) to be made to each such Participant. The Committee will determine the terms, conditions and limitations applicable to each Award. The Committee may, if it so chooses, delegate authority to Ferro’s Chief Executive Officer to select certain of the Participants (other than officers and Directors subject to reporting under Section 16 of the Securities Exchange Act of 1934) and to determine Awards to be granted to such Participants on such terms as the Committee may specify.

4. Types of Awards. Under this Plan, the Committee will have the authority to grant the following types of Awards to Participants of Ferro:

(a) Stock Options. The Committee may grant Awards in the form of Stock Options. Such Stock Options may be either incentive stock options (within the meaning of Section 422 of the Code) or nonstatutory stock options (not intended to qualify under Section 422 of the Code). However, incentive stock options may be granted only to employees of Ferro and subsidiary corporations that are at least 50% owned, directly or indirectly, by Ferro. The option price of a Stock Option may be not less than the per share Fair Market Value of the Common Stock on the date of the grant.

For the purposes of all grants of Awards under this Plan, “Fair Market Value” means, as of any given date, the quoted closing price of the Common Stock on such date on the New York Stock Exchange or, if no such sale of the Common Stock occurs on the New York Stock Exchange on such date, then such closing price on the next day on which the Common Stock is traded. If the Common Stock is no longer traded on the New York Stock Exchange, then the Fair Market Value of the Common Stock shall be determined by the Committee in good faith; provided, however, that (i) if the Common Stock is readily tradable on an established securities market, the Fair Market Value shall be determined in the same manner as when it was traded on the New York Stock Exchange; and (ii) if the Common Stock is not traded on an established securities market, Fair Market Value shall be determined using a reasonable application of a reasonable valuation method. Except as provided in Section 7 hereof, the terms of outstanding Stock Options may not be amended to reduce the exercise price of such outstanding Stock Options or otherwise increase the value of such outstanding Stock Options and outstanding Stock Options may not be cancelled or exchanged for cash, other Awards or other Stock Options with an exercise price that is less than the exercise price of the original Stock Options without shareholder approval. Stock Options will be exercisable in whole or in such installments and at such times and upon such terms as the Committee may specify; provided, however, that (i) Stock Options shall vest and therefore become exercisable no earlier than one year after the date of grant; and (ii) no Stock Options may be exercisable more than ten years after the date of grant.

A Participant will be permitted to pay the exercise price of a Stock Option: (a) in cash or by check, (b) with shares of Common Stock (c) by a cashless exercise program established with a broker or (d) by a combination of the foregoing methods. As determined by, and upon such terms as the Committee shall approve, the exercise price may be paid by a reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Stock Option with a Fair Market Value equal to the aggregate exercise price. The aggregate fair market value (determined at the time the option is granted) of shares of Common Stock as to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under this Plan and any other plan of Ferro) may not exceed $100,000 (or such other limit as may be fixed by the Code from time to time). Any Stock Option granted that is intended to qualify as an incentive stock option, but fails to so qualify at or after the date of grant will be treated as a nonstatutory stock option.

(b) Stock Appreciation Rights. The Committee may grant Awards in the form of Stock Appreciation Rights. Stock Appreciation Rights will be granted for a stated number of shares of Common Stock on such terms, conditions and restrictions as the Committee deems appropriate. Stock Appreciation Rights will entitle a Participant to receive a payment, in cash or Common Stock, as determined by the Committee, equal to the excess of (x) the Fair Market Value, on the date of exercise or surrender, of the number of shares of Common Stock covered by such exercise or surrender over (y) the Stock Appreciation Rights exercise price (which may not be less than the Fair Market Value on the date of grant). Stock Appreciation Rights must be exercised within ten years of the date of grant. Except as provided in Section 7 hereof, the terms of outstanding Stock Appreciation Rights may not be amended to reduce the exercise price of outstanding Stock Appreciation Rights or otherwise increase the value of such outstanding Stock Appreciation Rights and outstanding Stock Appreciation Rights may not be cancelled or exchanged for cash, other Awards or other Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Appreciation Rights without shareholder approval. Stock Appreciation Rights may be granted either separately or in conjunction with other Awards granted under this Plan. Any Stock Appreciation Right related to a Stock Option, however, will be exercisable only to the extent the related Stock Option is exercisable. Similarly, upon exercise of a Stock Appreciation Right as to some or all of the shares of Common Stock covered by a related Stock Option, the related Stock Option will be canceled automatically to the extent of the Stock Appreciation Right exercised, and such shares of Common Stock shall not be eligible for subsequent grant. Any Stock Appreciation Right related to a nonstatutory stock option may be granted at the same time such stock option is granted or at any subsequent time before exercise or expiration of such stock option. Any Stock Appreciation Right related to an incentive stock option must be granted at the same time such incentive stock option is granted.

(c) Restricted Awards. The Committee may grant Awards in the form of actual shares of Common Stock (“Restricted Shares”) or hypothetical Common Stock units having a value equal to the Fair Market Value of an identical number of shares of Common Stock (“Restricted Share Units” and together with Restricted Shares, “Restricted Awards”). Such Restricted Awards may be in such numbers of shares of Common Stock and at such times as the Committee determines. Such Restricted Awards will have vesting and forfeiture restrictions as the Committee may determine at the time of grant. The Committee may permit cash and stock dividends on Restricted Awards to be credited to a Participant and reinvested in additional Restricted Awards and subject to forfeiture until the underlying Restricted Award has vested. With respect to Restricted Awards that vest based solely on the lapse of time, the aggregate Award may not vest in whole or in part less than 12 months from the date of grant. With respect to Restricted Awards that vest based on performance criteria, the restriction period applicable to such Restricted Awards may not be less than 12 months. Notwithstanding the foregoing minimum vesting and nonforfeitability requirements, the Committee may authorize the grant of Restricted Awards that are subject to periods of vesting and forfeiture less than 12 months, provided the amount of such Awards, when taken together with any Performance Awards granted pursuant to Section 4(d) and other Awards granted pursuant to Section 4(e) that are similarly not subject to the minimum vesting or forfeiture time limits, in the aggregate do not exceed ten percent of the maximum number of shares of Common Stock that may be issued or delivered under this Plan as set forth in Section 6 below.

(d) Performance Awards. The Committee may grant Awards in the form of cash, shares of Common Stock (“Performance Shares”), units, each of which represent the right to receive a share of Common Stock (“Performance Share Units”) or a combination thereof that are earned upon achievement or satisfaction of Performance Targets specified by the Committee (collectively, “Performance Awards”). Performance Awards may be in such cash amount, numbers of shares of Common Stock or a combination thereof and at such times as the Committee determines. The Committee shall specify the time and manner of payment of the Performance Awards earned. Performance Awards will be earned upon satisfaction of Performance Targets relating to Performance

Periods established by the Committee at or prior to the date of a grant. At the end of the applicable Performance Period, Performance Awards in the form of Performance Shares or Performance Share Units will be settled by the issuance of Common Stock, payment of cash, or a combination of Common Stock and cash, or forfeited, based upon the level of achievement of the Performance Targets as determined by the Committee. If earned Performance Shares initially were represented by forfeitable Common Stock, such Common Stock will become nonforfeitable or be repurchased by Ferro at the time of payment. Performance Awards may not become nonforfeitable or settled less than 12 months from the date of grant. Notwithstanding the foregoing the minimum vesting and nonforfeitability requirement, the Committee may authorize the grant of Performance Awards that are subject to periods of vesting and forfeiture of less than 12 months, provided the amount of such Awards, when taken together with any Restricted Awards granted pursuant to Section 4(c) and other Awards granted pursuant to Section 4(e) that are similarly not subject to the minimum vesting or forfeiture time limits, in the aggregate do not exceed ten percent of the maximum number of shares of Common Stock that may be issued or delivered under this Plan as set forth in Section 6 below.

The Committee may establish Performance Targets in terms of any or all of the following:

(i)net earnings or net income (before or after taxes);

(ii)basic or diluted earnings per share (before or after taxes);

(iii)value-added sales or value-added sales growth;

(iv)gross revenue or gross revenue growth;

(v)gross profit or gross profit growth;

(vi)operating profit (before or after taxes) or operating profit growth;

(vii)return on assets, capital, invested capital, equity or sales;

(viii)cash flow (including, but not limited to, operating cash flow, free cash flow, change in net debt, and cash flow return on capital);

(ix)earnings before or after taxes, interest, and/or depreciation and amortization;

(x)gross margins or operating margins;

(xi)improvements on capital structure;

(xii)budget and expense management or sales, general, and administrative expenses as a percent of sales;

(xiii)productivity ratios;

(xiv)economic value added or other value added measurements;

(xv)Common Stock price and/or related return measures (including, but not limited to, growth measures and total shareholder return);

(xvi)expense targets;

(xvii)profit margins;

(xviii)operating efficiency;

(xix)working capital or changes in working capital;

(xx)enterprise value;

(xxi)safety record;

(xxii)sales and sales growth;

(xxiii)market share;

(xxiv)completion of acquisitions, divestitures, joint ventures, or business expansions;

(xxv)completion of restructuring programs;

(xxvi)debt leverage ratios and other credit ratios; or

(xxvii) the attainment of levels of performance of Ferro under one or more of the measures described above relative to the performance of other businesses, or various combinations of the foregoing, or changes in any of the foregoing.

Performance targets may exclude the effects of special charges, including restructuring and impairment charges, asset write-offs, or other non-recurring charges as approved by the Committee. Performance Targets applicable to Performance Awards may vary from Award to Award and from Participant to Participant.

When determining whether Performance Targets have been attained, the Committee will have the discretion to make adjustments to take into account extraordinary or nonrecurring items or events, or unusual nonrecurring gains or losses identified in Ferro’s financial statements, provided such adjustments are made in a manner consistent with Section 162(m) of the Code (to the extent applicable). Performance Awards made to Participants subject to Section 162(m) of the Code are intended to qualify under Section 162(m) and the Committee will interpret the terms of such Awards in a manner consistent with that intent to the extent appropriate. (The foregoing provisions of this Section 4(d) will also apply to Restricted Awards made under Section 4(c) to the extent such Restricted Awards are subject to performance goals of Ferro.)

(e) Other Common Stock Based Awards. The Committee may grant Awards in the form of Common Stock, phantom Common Stock units, deferred Common Stock or units, or other Awards valued in whole or in part by reference to, or otherwise based upon, Common Stock. Such Common Stock Based Awards may be settled in cash or Common Stock, or a combination thereof, and will be subject to terms and conditions established by the Committee and set forth in the applicable Award Agreement. With respect to any such Awards represented by forfeitable Common Stock that vest or become nonforfeitable based solely on the lapse of time, the aggregate Award may not vest or become nonforfeitable in whole less than 12 months from the date of grant. With respect to any such Awards represented by forfeitable Common Stock that vest or become nonforfeitable based on performance criteria, the Award may not vest or become nonforfeitable less than 12 months from the date of grant. Notwithstanding the foregoing minimum vesting and nonforfeitability requirements, the Committee may authorize the grant of Common Stock Based Awards that are subject to periods of vesting and forfeiture of less than 12 months, provided the amount of such Awards, when taken together with any

Restricted Awards granted pursuant to Section 4(c) and any Performance Awards granted pursuant to Section 4(d) that are similarly not subject to vesting or forfeiture time limits, in the aggregate do not exceed ten percent of the maximum number of shares of Common Stock that may be issued or delivered under this Plan as set forth in Section 6 below.

(f) Dividend Equivalent Rights. The Committee may grant Awards in the form of Dividend Equivalent Rights. Dividend Equivalent Rights entitle the Participant to receive credits based on cash distributions that would have been paid on the shares of Common Stock specified in the Dividends Equivalent Right (or other Award to which it relates) if such shares had been issued to and held by the Participant. A Dividend Equivalent Right may be granted hereunder to any Participant as a component of another Award (other than Stock Options or Stock Appreciation Rights) or as a freestanding Award, with such terms and conditions as set forth by the Committee; provided that Dividend Equivalent Rights with respect to an Award that is subject to vesting or is earned based on Performance Targets shall accrue but will not be paid until such Award vests or is earned.

5. Award Agreements. All Awards to Participants under this Plan will be evidenced by a written agreement (an “Award Agreement”) between Ferro and the Participant, which may, but need not, be executed by the Participant, containing such terms not inconsistent with this Plan as the Committee may determine, including such restrictions, conditions, and requirements as to transferability, continued employment, individual performance or financial performance of Ferro or a subsidiary or affiliate as the Committee deems appropriate, and, for Awards subject to Section 409A of the Code, including further such terms and conditions specifying time and form of payment, deferral, acceleration of distributions and elections, all as may be required in order to satisfy the requirements of Section 409A of the Code. Each such Award Agreement will, however, provide that the Award will be forfeitable if, in the opinion of the Committee, the Participant, without the written consent of Ferro:

(a) Directly or indirectly, engages in, or assists or has a material ownership interest in, or acts as agent, advisor or consultant of, for, or to any person, firm, partnership, corporation or other entity that is engaged in the manufacture or sale of any products or services that compete with products or services manufactured or sold by Ferro, or any subsidiary or affiliate, or any products that are logical extensions, on a manufacturing or technological basis, of such products;

(b) Discloses to any person any proprietary or confidential business information concerning Ferro, or any of the officers, Directors, employees, agents, or representatives of Ferro, which the Participant obtained or which came to his or her attention during the course of his or her employment with Ferro;

(c) Takes any action likely to disparage or have an adverse effect on Ferro or any of the officers, Directors, employees, agents, or representatives of Ferro;

(d) Induces or attempts to induce any employee of Ferro to leave the employ of Ferro or otherwise interferes with the relationship between Ferro and any of its respective employees, or hires or assists in the hiring of any person who was an employee of Ferro, or solicits, diverts or otherwise attempts to take away any customers, suppliers, or co-venturers of Ferro, either on the Participant’s own behalf or on behalf of any other person or entity; or

(e) Otherwise performs any act or engages in any activity which in the opinion of the Committee is inimical to the best interests of Ferro.

6. Shares Subject to this Plan. The shares of Common Stock to be issued under this Plan may be either authorized but unissued shares or previously issued shares reacquired by Ferro and held as treasury shares, as the Committee may from time to time determine. Subject to adjustment as provided in Section 7 below, the maximum aggregate number of shares of Common Stock that may be issued or delivered under this Plan is 4,500,000 shares of Common Stock. Upon the Effective Date, no further awards will be made under the Prior Plan.

Any shares of Common Stock issued by Ferro through the assumption or substitution of outstanding grants previously made by an acquired corporation or entity shall not reduce the number of shares available for Awards under this Plan. If any shares of Common Stock subject to any Award granted under this Plan or Prior Plans are forfeited, terminated or are settled in cash without the issuance of such shares, the shares subject to such Award, to the extent of any such forfeiture or nonissuance, shall be again be available for grant under this Plan as if such shares had not been subject to an Award. With respect to Stock Options or Stock Appreciation Rights settled in shares of Common Stock, the full number of shares subject to the Stock Appreciation Right shall be counted against the number of shares for issuance under this Plan regardless of the net number of shares of Common Stock issued upon settlement. For purposes of clarity, shares tendered or withheld to satisfy the exercise price or tax withholding obligations arising in connection with the exercise or vesting of an Award (including in connection with a “net exercise” as contemplated by Section 4(a)) shall not be added back into the shares available under the plan and shall not be available for further grant.

Subject to adjustment as provided in Section 7, the maximum number of shares of Common Stock subject to Awards granted during any 12-month period to any Director, together with any cash fees paid to such Director during such 12-month period shall not exceed a total value of $500,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes). Subject to adjustment as provided in Section 7, no Participant shall be granted during any 12 month period, Awards with respect to more than 1,500,000 shares of Common Stock in the aggregate. If an Award is to be settled in cash, the number of shares of Common Stock on which the Award is based shall not count toward the individual share limit set forth in this Section 6. The maximum aggregate compensation that may be paid under an Award to be settled in cash in any calendar year to a Participant shall be $4,000,000; provided that if an Award to be settled in cash is subject to a Performance Period of more than 12 months, the maximum aggregate compensation shall equal the product of $4,000,000 and the full number of 12-month periods in the Performance Period.

7. Adjustments. Upon Changes in Capitalization. If the outstanding shares of Common Stock are changed by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Common Stock of Ferro, then the maximum aggregate number and class of shares of Common Stock as to which Awards may be granted under this Plan, the maximums described in Section 6 above, the shares of Common Stock issuable pursuant to then outstanding Awards, and the option price of outstanding stock options and any related Stock Appreciation Rights shall be appropriately adjusted by the Committee. If Ferro makes an extraordinary distribution in respect of Common Stock or effects a pro rata repurchase of Common Stock, the Committee may consider the economic impact of the extraordinary distribution or pro rata repurchase on Participants and make such adjustments as it deems equitable under the circumstances. For purposes of this Section 7,

(a) The term “extraordinary distribution” means a dividend or other distribution of (i) cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding twelve months, when combined with the aggregate amount of all pro rata repurchases (for this purpose, including only that portion of the aggregate purchase price of such pro rata repurchases that is in excess of the fair market value of the Common Stock repurchased during such 12-month period), exceeds ten percent of the aggregate fair market value of all shares of Common Stock outstanding on the record date for determining the shareholders entitled to receive such extraordinary distribution, or (ii) any shares of capital stock of Ferro (other than shares of Common Stock), other securities of Ferro, evidences of indebtedness of Ferro or any other person, or any other property (including shares of any subsidiary of Ferro), or any combination thereof; and

(b) The term “pro rata repurchase” means a purchase of shares of Common Stock by Ferro, pursuant to any tender offer or exchange offer subject to section 13(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock other than a purchase of shares of Ferro made in an open market transaction.

The determinations of the Committee under this Section 7 shall be final and binding upon all Participants, in the absence of revision by the Board.

8. Assignment and Transfer. Except as provided herein, no Award shall be transferable by a Participant or Director except by will or the laws of descent and distribution, and Stock Options and Stock Appreciation Rights may be exercised during a Participant’s or Director’s lifetime only by the Participant or Director or the Participant’s or Director’s guardian or legal representative. Notwithstanding the foregoing, the Committee may authorize the transfer of all or a portion of an Award (other than an incentive stock option), so long as such transfer is made for no consideration to:

(a) a Participant’s or Director’s spouse, children, grandchildren, parents, siblings and other family members approved by the Committee (collectively, “Family Members”) during such Participant’s or Director’s lifetime;

(b) trust(s) for the exclusive benefit of such Participant, Director, or Family Members;

(c) partnerships or limited liability companies in which such Participant, Director, or Family Members are at all times the only partners or members; or

(d) charitable organizations as defined in Section 501I(3) of the Code, but only if the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Award.

Any transfer to or for the benefit of Family Members permitted under this Plan may be made subject to such conditions or limitations as the Committee may establish to ensure compliance under the Federal securities laws, or for other purposes. Subject to the terms of the Award, a transferee-Family Member may exercise a Stock Option and/or related Stock Appreciation Right during or after the Participant’s or Director’s lifetime.

9. Change of Control. The obligations of Ferro under the Plan shall be binding upon any successor corporation or organization resulting from a merger, consolidation or other reorganization of Ferro, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of Ferro (each, a “Successor Corporation”). Except as the Board may expressly provide in an Award Agreement, change in control agreement or otherwise, (i) each outstanding Award shall be assumed or an equivalent Award substituted by the Successor Corporation, and (ii) if a Participant’s Continuous Service is terminated without Cause during the 24-month period following a Change of Control, the following will apply:

(a) All Stock Options (including Director Stock Options) and Stock Appreciation Rights then outstanding shall become fully exercisable as of the termination date;

(b) All restrictions and conditions with respect to all Restricted Awards then outstanding shall be deemed fully released or satisfied as of the termination date; and

(c) With respect to Performance Awards, all incomplete Performance Periods in respect of such Award in effect on the date the termination occurs shall end on the date of such termination and the

Committee shall (i) determine the extent to which the Performance Targets with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the applicable Participant partial or full Awards with respect to the Performance Targets for each such Performance Period based upon the Committee’s determination of the degree of attainment of the Performance Targets or, if not determinable, assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Committee. To the extent practicable, any actions taken by the Committee under this paragraph (c) shall occur in a manner and at a time that allows affected Participants the ability to participate in the Change of Control with respect to the shares of Common Stock subject to their Awards.

In the event that the Successor Corporation in a Change of Control refuses to assume or substitute for the Award, the Committee may cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a Change of Control, the Committee shall notify the Participant that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change of Control and the Award shall terminate upon the expiration of such period.

In addition, in the event of a Change of Control, the Committee may determine, upon at least 10 days’ advance notice to the affected persons, to cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. In the case of any Stock Option or Stock Appreciation Right with an exercise price that equals or exceeds the price paid for a share of Common Stock in connection with the Change of Control, the Committee may cancel the Stock Option or Stock Appreciation Right without the payment of consideration therefor.

For purposes of this Section 9, the following terms shall have the meanings set forth below:

“Cause” means that, in the reasonable judgment of the Committee, any of the following events have occurred: (i) the willful or negligent failure by the Participant to substantially perform his or her duties with Ferro and, after written notification by Ferro to the Participant, the continued failure of the Participant to substantially perform such duties; (ii) the willful or negligent engagement by the Participant in conduct that is demonstrably and materially injurious to Ferro, financially or otherwise; (iii) action or inaction by the Participant that constitutes a breach of fiduciary duty with respect to Ferro or any of its subsidiaries; (iv) the engagement by the Participant in egregious misconduct involving moral turpitude; or (v) the Participant’s material breach of any agreement in respect of confidentiality with Ferro.

A “Change in Control” will be deemed to have occurred if and when any of the following occurs:

(a) Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of either (1) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”), or (2) the combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company or (iv) any acquisition pursuant to a transaction that satisfies the conditions set forth in paragraphs (c)(1), (c)(2) and (c)(3) below; or

(b) The following individuals (the “Incumbent Board”) cease for any reason to constitute a majority of the number of Directors then serving (1) individuals who are Directors as of the Effective Date, and (2) new Directors (other than a Director whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors as of today or whose appointment, election, or nomination for election was previously so approved or recommended; or

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) All or substantially all of the individuals and entities that were the Beneficial Owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately before such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately before such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) No Person (other than a corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (3) At least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

“Continuous Service” means the Participant’s service with Ferro or any subsidiary or affiliate of Ferro, whether as an employee, consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to Ferro or any subsidiary or an affiliate of Ferro as an employee, consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code.

“Good Reason” means the occurrence of any of the following: (i) a reduction in a Participant’s annual base salary rate, unless such reduction generally applies to other similarly situated Participant’s regardless of the reason(s) therefor; (ii) a substantial diminution in a Participant’s duties, authorities or responsibilities; or (iii) the relocation of a Participant’s principal place of employment with Ferro such that (a) the distance from the former principal place of employment to the relocated principal place of employment is over fifty (50) miles and (b) the distance from his or her primary residence to the relocated principal place of employment is over fifty (50) miles; provided, however, that Good Reason shall exist only to the extent that a Participant provides Ferro, in care of the Legal Department at Ferro’s then-current corporate headquarters, with written notice of his or her intention to terminate employment with Ferro for Good Reason that specifies the condition(s) constituting Good Reason and Ferro fails to correct such condition(s) within ten (10) business days from receipt of such written notice. Notwithstanding the foregoing, Good Reason shall cease to exist for an event on the one hundred and twentieth (120th) day following the later of its occurrence or the Participant’s knowledge thereof, unless the Participant has given Ferro written notice of such condition and of the Participant’s intent to terminate for Good Reason prior to such date. With respect to the Chief Executive Officer only, Good Reason shall also include a change in responsibilities such that the Chief Executive Officer reports to someone other than directly to Ferro’s Board of Directors.

10. Employee Rights Under this Plan. No employee or other person shall have any claim or right to be granted any Award under this Plan. Neither this Plan nor any action taken under this Plan shall be construed as giving any employee any right to be retained in the employ of Ferro or any subsidiary or affiliate.

11. Settlement by Subsidiaries and Affiliates. Settlement of Awards held by employees of subsidiaries or affiliates shall be made by and at the expense of such subsidiary or affiliate. Ferro either will sell or contribute, in its sole discretion, to the subsidiary or affiliate, the number of shares needed to settle any Award that is granted under this Plan.

12. Securities Law Issues. All shares of Common Stock or other securities issued under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any certificates for such shares to make appropriate reference to such restrictions or to cause such restrictions to be noted in the records of Ferro’s stock transfer agent and any applicable book entry system.

13. Taxes. No later than the date as of which an amount first becomes includable in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to Ferro, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes or other items of any kind required by law to be withheld with respect to such amount. Subject to the following sentence, unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including unrestricted Common Stock previously owned by the Participant or Common Stock that is part of the Award that gives rise to the withholding requirement. Notwithstanding the foregoing, any election by a Section 16 Participant to settle such tax withholding obligation with Common Stock that is previously owned by the Participant or part of such Award shall be subject to prior approval by the Committee, which may be granted in the applicable Award Agreement. The obligations of Ferro under the Plan shall be conditional on such payment or arrangements and Ferro, to the extent permitted by law, shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

14. Amendment or Termination. Ferro reserves the right to amend, modify or terminate this Plan or any Award at any time by action of the Committee or the Board, however, any amendment or modification that requires shareholder approval to comply with any applicable law, regulation or rule, including any rule relating to the listing on a national securities exchange of Common Stock, shall not be effective unless and until shareholder approval has been obtained. If an amendment, modification or termination impairs the rights of a Participant or creates or increases a Participant’s federal income tax liability with respect to an Award, the consent of such Participant to amend, modify or terminate an outstanding

Award Agreement is required. Subject to the above provisions, the Committee shall have all necessary authority to amend this Plan, clarify any provision or take into account changes in applicable securities and tax laws or accounting rules in administering this Plan.

15. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder (which are subject to, and not exempt from, Section 409A of the Code) comply with the provisions of Section 409A of the Code. This Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause this Plan or any such grant (which are subject to, and not exempt from, Section 409A of the Code) made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by Ferro without the consent of Participants). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) such Participant is a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by Ferro from time to time) and (ii) Ferro makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then Ferro shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after the Participant’s separation from service.

16. Clawbacks. Notwithstanding any other provisions in the Plan, Awards shall be subject to such deductions and clawback recovery as may be required to be made pursuant to any law, government regulation or stock exchange listing requirement or any policy adopted by Ferro pursuant to any such law, government regulation or stock exchange listing requirement.

17. Sub-Plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue-sky, securities, tax or other laws of various jurisdictions in which Ferro intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

18. Effective Date and Term of Plan. This Plan is adopted by the Board as of February 22, 2018, and will be effective upon approval by Ferro shareholders at the 2018 annual meeting or such other meeting held to approve the Plan (the “Effective Date”) . No Awards shall be made under this Plan after March 31, 2028, provided that any Awards outstanding on such date shall not be affected and shall continue in accordance with their terms.